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                                                                    EXHIBIT 2.05

                       FIRST AMENDMENT TO MERGER AGREEMENT

                  THIS FIRST AMENDMENT TO MERGER AGREEMENT dated October 24, 1997, by and among OFFICE CENTRE CORPORATION, a Delaware corporation ("Buyer"), OFFICE CENTRE FORT WORTH, a Texas corporation and a wholly-owned subsidiary of Buyer ("Acquisition"), GREENWOOD OUTFITTERS, INC., a Texas corporation (the "Company"), ROBERT WOOD, an individual resident in Texas ("Wood") and RALEIGH GREEN, an individual resident in Texas ("Green") (Wood and Green each a "Seller" and, collectively the "Sellers or Shareholders").

                                    RECITALS

                  WHEREAS, the parties have entered into a Merger Agreement dated as of October 24, 1997 (the "Merger Agreement") and have agreed to amend certain provisions of the Merger Agreement as set forth below.

                  NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties intending to be legally bound, agree as follows:

                  0.0.1 The provisions of this First Amendment shall govern and control over any conflicting or inconsistent provisions in the Merger Agreement, but except as modified hereby, all provisions of the Merger Agreement remain unmodified and in full force and effect and are hereby reaffirmed by each of the parties hereto. Unless otherwise defined herein, all capitalized terms shall have the meanings as provided therefor in the Merger Agreement.

                  0.0.2 Section 3.2(c) of the Merger Agreement is amended as follows:

                                    (c)     Sellers are acquiring the Buyer's
Common Stock for their own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Each Seller acknowledges that each certificate representing Buyer's Common Stock acquired pursuant to this Agreement shall bear the following restrictive legend:

                  THE SECURITIES REPRESENTED BY THIS
                  CERTIFICATE (THE "SHARES") HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED (THE "SECURITIES ACT").  THE
                  SECURITIES MAY NOT BE SOLD OR OFFERED FOR
                  SALE OR OTHERWISE DISTRIBUTED WITHOUT ONE OF
                  THE FOLLOWING: (i) AN EFFECTIVE REGISTRATION


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                  STATEMENT FOR THE SHARES UNDER THE SECURITIES
                  ACT, OR (ii) AN OPINION OF COUNSEL,
                  SATISFACTORY TO THE CORPORATION, THAT SUCH
                  REGISTRATION IS NOT REQUIRED AS TO SAID SALE,
                  OFFER OR DISTRIBUTION.

                                            Each Seller further acknowledges
that he shall be subject to such "lock-up" restriction as may be imposed by the Buyer's underwriter or any entity regulating the issuance of the Buyer's Common Stock in its initial public offering, for a period not to exceed one (1) year from the Closing Date.

                  0.0.3 The Merger Agreement is amended to add the following as Section 7.9:

                           7.9   INITIAL PUBLIC OFFERING

                                    Buyer shall have closed its initial public
offering.

                  0.0.4             Section 8.4(c) is amended as follows:

                           (c)      The Buyer shall have closed its initial
public offering.

                  0.0.5 Each party represents and warrants the other as follows:

                           (a)      The execution, delivery and performance of
this First Amendment

                                    (i)     has been duly authorized by all
necessary or appropriate acts or proceedings, corporate or otherwise; and

                                    (ii)    does not violate or result in a
breach or default under any contract, understanding judgment, order writ, law regulation that is applicable to the representing party for its assets.

                           (b)      This First Amendment is a valid legal and
binding obligation and agreement of the representing party, and is enforceable against it in accordance with its terms.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
First Amendment to the Merger Agreement this _____ day of December, 1997.

BUYER:                                           SELLERS:

OFFICE CENTRE CORPORATION
                                             /s/ Robert Wood
                                             ---------------------------------
                                             ROBERT WOOD

By: /s/ Robert J. Gillon, Jr.
   ---------------------------------
     Name:  Robert J. Gillon, Jr.            /s/ Raleigh Green
     Title:   CEO                            ----------------------------------
                                             RALEIGH GREEN

ACQUISITION:                                     COMPANY:

OFFICE CENTRE FORT WORTH                     GREENWOOD OUTFITTERS, INC.

By: /s/ Robert J. Gillon, Jr.                /s/ Robert Wood
------------------------------------         -----------------------------------
     Name: Robert J. Gillon, Jr.             Name:  Robert Wood
     Title:                                  Title: Vice President


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